UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDENT NO. 1
TO

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2012

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1330
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A (Amendment No. 1) supplements Item 5.02 of the Current Report on Form 8-K previously filed with the Securities and Exchange Commission on December 5, 2012, relating to, among other items, the appointment of nine additional directors to the Board of Directors of Hilltop Holdings Inc.

Section 5 – Corporate Governance and Management

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2013, the Board of Directors of Hilltop Holdings Inc., or the Company, changed the membership composition of certain committees of the Board of Directors as follows:

Audit Committee	Investment Committee
Charles Cummings (Chairman)	Rhodes Bobbitt (Chairman)
J. Markham Green	J. Markham Green
Tracy Bolt	Haag Sherman
Lee Lewis

Nominating and Corporate Governance Committee	Merger and Acquisition Committee
W. Robert Nichols, III (Chairman)	Jess T. Hay (Chairman)
William T. Hill, Jr.	Rhodes Bobbitt
Charlotte Anderson	Charles Cummings
Robert Taylor, Jr.	William T. Hill, Jr.
W. Robert Nichols, III
Compensation Committee	Charlotte Anderson
Haag Sherman (Chairman)	Tracy Bolt
Rhodes Bobbitt	Robert Taylor, Jr.
William T. Hill, Jr.
Andrew Littlefair
W. Joris Brinkerhoff

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date:	January 15, 2013	By:	/s/ COREY PRESTIDGE
			Name:	Corey G. Prestidge
			Title:	General Counsel & Secretary